Exhibit 99.2

Quest Shareholder Update Call

Slide 1 - Title Slide

Operator

Welcome to the Quest Patent Research Corporation Shareholder Update Conference Call.

As a reminder, all participants are in listen-only mode and the conference is being recorded.

I would now like to turn the conference over to Jon Scahill, Chief Executive Officer of the Company.

Slide 2 – Forward Looking Statement

Jon Scahill

Thank you, operator and good morning.

I appreciate everyone joining us this morning. On today’s call I will be providing an overview and more detail relating to the transformational events we recently announced.

Before we begin, I would like to remind everyone that This conference call contains certain forward-looking statements.

All statements that address our operating performance, events or developments that we expect or anticipate occurring in the future are forward-looking statements. These forward-looking statements are based on Management's beliefs and assumptions and not on information currently available to management.

Management believes these forward-looking statements are reasonable as of when made. However, you should not place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made.

Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested, including its ability to operate profitably, to acquire intellectual property rights which are acceptable to its funding source, its ability to generate revenue from its intellectual property and to generate cash flow from its operations, the structure of its agreements with its funding source and its former lenders and counsel, which limit the amount of cash available to the Company, and the Company can give no assurance as to whether or when it will generate cash from any intellectual property purchased by the Company, the Company’s ability to monetize its existing intellectual property and any future intellectual property it may acquire.

To the extent that this conference call refers to profits, although this is the Company’s goal, the Company’s operations have consistently operated at a loss and the Company cannot give any assurance that it can or will ever operate profitably or have positive cash flows from operations.

Listeners are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Reports on Form 10-K, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Reports on Form 10-Q for the  quarter ended September 30, 2021.

Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Slide 3 – Table of Contents

We have a presentation deck to accompany today’s remarks that can be found under the investor relations section of our website.

starting on page 3, we’ll begin with a little background on Quest and provide an overview and discussion on the strategic actions have recently taken, which will include more detail on our $27 million acquisition capital facility, 10% senior secured note extinguishment and obligations restructure with Intelligent Partners, and the addition of some key human resources as we begin, what I hope by the end of this call you would agree, is an exciting next chapter for Quest and its stakeholders.

Lastly, after prepared remarks, I will answer a few of the questions some of you were kind enough to submit prior to today’s call. Thank you to everyone who took the time to submit a question.

Just a point of clarification, references throughout the presentation and my remarks to the 10% secured convertible note or notes are references to the Company’s 10% secured convertible note to Intelligent Partners LLC, as transferee of the secured convertible notes issued to United Wireless Holdings, Inc., pursuant to the securities purchase agreement dated October 22, 2015 between the Company and United Wireless, as more fully described in the Company’s financial statements for the year ended December 31, 2019 and extinguished pursuant to the restructure agreement dated February 19, 2021 between the Company and Intelligent Partners LLC, as more fully described in the Company’s current report filed on Form 8-K on February 24, 2021. Turning to Slide 4

Slide 4 – Monetizing IP to Profit from Innovation

By way of background, Quest manages and monetizes intellectual property, often referred to as IP. We have two primary objectives: first - to bring together the financial, strategic and legal resources to help IP owners realize value from IP and second – deliver value to our shareholders. We believe our value proposition to IP owners, which is the source of value we deliver to our shareholders, lies in:

superior access to the specialized financial and legal resources often required to monetize IP and our ability to assess and navigate the risks inherent in IP monetization.

In our experience, most IP owners lack one or both of those, and on the occasion where that is not the case, we often find the owner may lack the bandwidth, risk appetite, time or simply the desire to undertake the monetization themselves.

It all begins with access to the assets; followed by an analytically driven diligence process to evaluate assets with the assistance of experienced counsel

Which is another way of saying preacquisition diligence dominates our investment decision process. IP assets are complex, subject to third party interpretation and success may require navigating as many as 27 distinct defenses to unauthorized use by others.

if an asset survives the company’s as well as the law firm’s evaluation, the last piece is financial resources to acquire the assets;

Over the last nearly 14 years now, the Company has grown our assets under management from 1 legacy patent to now over 150 patents across 11 portfolios; completing over 70 structured licensing programs.

Through its network, Quest has access to a robust pipeline of viable opportunities, but historically has lacked real time access to dedicated capital with which to participate across the full spectrum of available offerings and effectively scale the business.

And by participate across the full spectrum of offerings, we mean the ability to engage with sellers on terms that range anywhere from outright purchase to pure backend proceeds sharing; and be able to do so at elevated price points where the assets are of the caliber and pedigree to command a premium. Furthermore, great assets find good homes quickly, so to participate also means to possess the ability to commit to conducting diligence and closing qualifying transactions in an expeditious manner.

We think the facility we’re discussing today provides that needed access and the beginning of the next phase of the Company’s evolution, turning to slide 5

Slide 5 – Overview and Introduction

With respect to that next phase, our call today is to discuss several important actions taken on behalf of and for the benefit of the Company’s stakeholders, which we believe well positions Quest going forward.

First let me reiterate Management’s belief that the landscape for the investment in intellectual property remains extremely strong for several reasons including

‒	while the legal landscape continues to adapt to judicial and legislative events, licensing program metrics continue to reflect historic long term trendlines
‒	The IP asset class remains non-correlated to traditional equity and fixed income assets and is a viable alternative in today’s low interest rate environment
‒	And finally, as discussed earlier, success drivers remain sourcing, diligence, capital, licensing program structure, execution and scale

Slide 6 – Overview and Introduction

The events announced last week are the culmination of a concerted effort by management and the board to:

one, address the need for access to capital and

two, negotiate an extinguishment of the outstanding convertible debt and restructure of the other obligations to Intelligent Partners – an essential element for and early point of attention in discussions with the facility provider.

I am excited to walk you all through some of the highlights of what we were able to accomplish:

The facility agreement provides for the provision of up to $27 million for mutually agreed asset acquisitions. Candidate acquisitions are subject to diligence and approval by the funding provided and up to $2 million of the facility is available to the Company for working capital.

Simultaneous with closing on the facility, the Company also restructured its obligations to Intelligent Partners, extinguishing the outstanding 10% senior secured note in exchange for a cash payment, additional equity and a contingent interest in future net proceeds.

Lastly, we sought to augment the resources available to management, engaging a team of advisors – on terms that share risk and align the interests of all stakeholders. Turning to slide 7

Slide 7 – New $27 million Capital Facility

The Facility will provide up to $27.0 million for the purchase of mutually agreed intellectual property portfolios with up to $2.0 million being available to the Company’s for working capital at its discretion. The substantial purchasing power provides Quest the ability to effectively engage assets across the full spectrum of opportunities, including at elevated price points where the assets are of the caliber, size, vintage or pedigree to command a substantial premium.

The structure shares risk of outcome as, except for certain events of default, the investor’s investment return is non-recourse and will come from a portion of the monetization proceeds generated. The investor and the Company share equally in proceeds after the investor has received an agreed upon return on capital deployed from the Facility.

As further consideration for making the Facility available, the investor was granted 10-year warrants to purchase up to 4.99% of the Company’s common stock on a fully diluted basis, with the option to increase that amount to up to 9.99%. In further alignment of interests among stakeholders, a portion of gains from the sale of the shares realized prior to the completion of all monetization shall be credited toward the investment return due to the investor. Turning to slide 8

Slide 8 – Extinguishment of Existing Promissory Note

As I mentioned earlier, simultaneous with closing the facility, the Company restructured its obligations to Intelligent Partners as transferee of United Wireless under the 2015 Securities Purchase Agreement; extinguishing the 10% Secured Convertible Note outstanding in exchange for a cash payment from the facility provider, the Company issuing Intelligent Partners additional equity consideration and granting a contingent interest in future net proceeds.

In addition to being a prerequisite to closing the facility, extinguishment of the interest bearing obligation resolved the fundamental disconnect between the certainty of debt obligations and the uncertainty of the timing and amount of licensing revenues. The restructured also eliminated the debt service costs, their drain on free cash and their indirect impact on the settlement decision calculus.

Slide 9 – Management & Advisory Support

With the access to additional investment capital, it was important that the Company invest in its own success by adding bench strength and human resources – and incentivize those individuals in the pursuit of the Company’s long term objectives.

Jeff Toler, a registered patent attorney and founder of the Toler Law Group, has over 25 years of intellectual property asset development and monetization experience.

Bill Gates, Managing Member of Blue Hill Advisory Partners LLC, is a veteran financial services executive with over 30 years of corporate finance and banking experience in New York.

And Crystal Nicolson, Managing Member of FL Capital Assets LLC, formerly of North Highland Consulting and CME Group, comes with an extensive background in change management for both industrial and financial services companies.

It should be evident from the terms of their equity participation, that their focus should be on leveraging these recent developments to the shareholders’ benefit.

Slide 10 – Collective Result

The collective result is these actions work in concert to provide the flexibility needed for Quest to aggressively acquire and monetize a large portfolio of valuable IP

Dedicated capital provides us with improved access and ability to pursue premium assets

Extinguishing the note eliminates a claim on free cash and resolves the fundamental disconnect between the certainty of debt obligations and the uncertainty of the timing and amount of licensing revenues.

Lastly, we engaged a team of industry experts to help fully leverage these recent developments as the company seeks to scale the business and drive long-term shareholder value.

Slide 11 – Summary and Conclusions

With these positive milestones – our capital facility, restructure and new team members – the Company begins new chapter and I hope you share my excitement about the road ahead and how the Company is now positioned.

This concludes our prepared comments.

Q&A Section

I would now like to answer some of the questions we have received. Thank everyone for participating and submitting your questions. If we do not get to your question today, please email us at info@qprc.com and we will respond in a timely fashion.

Our first question is...

Have you begun to prepare any new lawsuits using your existing patents? We received several questions related to the existing portfolio. We have been evaluating additional licensing programs on the existing portfolio and we’re excited to get back to work. We’ve been working on the topics discussed here today for quite some time, which just by their nature required the bulk of management’s attention.

In a related inquiry, the next question asks about the new Audio Messaging Patents.

Can you tell us anything about the new Audio Messaging patents?  What types of technologies/companies may infringe on it? I can tell you the pending application recently received a notice of allowance from the USPTO and that we filed another continuation application. As far as infringement, I’m going to leave that to our counsel.

Have you identified any new patents for acquisition? We are constantly evaluating new patents for acquisition, and as discussed here today, going forward I believe the company will now have the ability to entertain acquisitions that we previously could not.

How are transactions typically structured – There really isn’t a typical structure for us, we like to believe that our ability to be flexible on acquisition/partnership structure is a source of competitive advantage. Obviously outright purchases and pure back ends are relatively straight forward. But certainly we see patent owners who value our ability to be creative and flexible in between.

Why did your financial partner choose Quest, in your opinion, and Can you give us a general idea in simple terms how the new financing will work?  It is a relatively small universe of players and I like to think our partner recognized the same things we discussed here today – a demonstrated track record of identifying and licensing IP, that could really benefit from access to funding

How has COVID affected the litigation model? Has the legal process normalized or are there delays as a result of COVID? We haven’t had any active matters pending for some time now, so I can’t say I have anything but secondhand information. I have heard there are some delays as courts grapple with how to keep the docket moving forward in a safe and responsible way.

That’s all the time we have today, thank you.

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